Exhibit 99.3

Steinway Reports Q3 2009 Results

GAAP EPS $0.07; Adjusted EPS $0.13

WALTHAM, MA – November 5, 2009 – Steinway Musical Instruments, Inc. (NYSE: LVB) today reported results for the quarter and nine months ended September 30, 2009.

Dana Messina, Chief Executive Officer, said, “Sales and margins for the third quarter were slightly better than our estimates, allowing us to post a profit for the period.  Our piano division benefited from stable institutional business which helped offset weakness in consumer sales.  In our band segment, we were successful in meeting back to school orders during the quarter.”

Third Quarter Results

•                  Sales of $83 million, down 18%

•                  Gross margin decreased to 28.3% from 29.8%

•                  SG&A expenses reduced by 18%

•                  Non-cash impairment charge of $1.0 million

•                  Earnings per share of $0.07

YTD Results

•                  Sales of $225 million, down 23%

•                  Gross margin decreased to 27.1% from 29.5%

•                  SG&A expenses reduced by 18%

•                  Earnings per share of $0.12

Balance Sheet Highlights

•                  Cash of $50 million

•                  Revolver availability of over $100 million

•                  Working capital of $227 million

Messina added, “We operated our piano facilities at reduced production levels during the quarter in an effort to reduce inventories.  While that resulted in lower piano gross margins, reduced sales incentives led to a 180 basis point improvement in our band division gross margins.”

Outlook

Mr. Messina continued, “We expect difficult sales trends to carry through the fourth quarter as consumer spending remains soft worldwide.  Our current expectations are for band instrument sales to be down approximately 20% and piano sales to be off about 25-30% for 2009.  As we take additional steps to reduce inventories, gross margins will also decline due to the lower production volumes.”

Looking into next year, Messina said, “We are hopeful that worldwide economies improve next year, but we are managing our business with the expectation that 2010 will be challenging.  Fortunately, we are well positioned to navigate through a difficult worldwide economy.  We have significantly reduced expenses and cut production levels.  As a result, we ended the quarter with $50 million in cash and significant availability under our bank lines. The proceeds from the equity placement we announced earlier today will further strengthen our balance sheet and make the company an even stronger competitor in the future.”

Segment Information

Piano Segment

Third Quarter

•                  Sales of $45 million, down 19%

•                  Gross margin decreased to 31.1% from 35.1%

YTD

•                  Sales of $125 million, down 26%

•                  Gross margin decreased to 30.8% from 34.8%

Band Segment

Third Quarter

•                  Sales of $38 million, down 16%

•                  Gross margin increased to 25.0% from 23.2%

YTD

•                  Sales of $100 million, down 20%

•                  Gross margin increased to 22.5% from 22.2%

Conference Call

Management will be discussing the Company’s third quarter results as well as its outlook for the remainder of 2009 on a conference call today beginning at 5:00 p.m. ET.  A live webcast and an archive of the call will be available to all interested parties on the Company’s website, www.steinwaymusical.com.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is one of the world’s leading manufacturers of musical instruments.  Its notable products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos.  Through its online music retailer, ArkivMusic, the Company also distributes classical music recordings.  For more information about Steinway Musical Instruments, Inc. please visit the Company’s website at www.steinwaymusical.com.

Non-GAAP Financial Measures Used by Steinway Musical Instruments

The Company uses the non-GAAP measurement Adjusted EBITDA, which it defines as earnings before net interest expense, income taxes, depreciation and amortization, adjusted to exclude non-recurring, infrequent, or unusual items. The Company uses Adjusted EBITDA because it is useful to management and investors as a measure of the Company’s core operating performance in that it eliminates the impact of items that are either out of operating management’s control or are otherwise unrelated to how well the Company is completing its manufacturing and operating responsibilities. In addition, the Company uses Adjusted EBITDA as the basis for determining bonuses for its managers.

The Company also believes Adjusted EBITDA is helpful in determining the Company’s ability to meet future debt service, capital expenditures and working capital requirements as it factors out non-cash expenses such as depreciation and amortization. The Company’s domestic credit agreement, which provides for borrowings up to $110.0 million and is a material credit agreement to the Company, contains a minimum Fixed Charge Coverage Ratio which is based on Adjusted EBITDA. A minimum ratio of 1.1 to 1.0 is required to be met if the Company has had less than $20.0 million of availability on its line of credit in the last thirty days. At the end of the most recent period the Company had remaining borrowing availability on the line of credit of $73.9 million (net of letters of credit) and therefore this covenant did not apply. Should this covenant apply and not be met, the Company could be required to make immediate repayment of its line of credit borrowings, if it were unable to obtain a waiver from the lenders.

There are limitations in the use of Adjusted EBITDA because the Company’s actual results do include the impact of the noted Adjustments. Accordingly, Adjusted EBITDA should be used as a supplement to the comparable GAAP measures and should not be construed as a substitute for income from operations or net income, or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events.  The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release.  These risk factors include the following: changes in general economic conditions; reductions in school budgets; increased competition; work stoppages and slowdowns; ability to successfully consolidate band manufacturing; impact of dealer consolidations on orders; ability of dealers to obtain financing; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new products; ability of suppliers to meet demand; concentration of credit risk; fluctuations in effective tax rates resulting from shifts in sources of income; and the ability to successfully operate acquired businesses.  Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Contact:	Julie A. Theriault
Telephone:	781-894-9770
Email:	ir@steinwaymusical.com

STEINWAY MUSICAL INSTRUMENTS, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008
Net sales	$82,634	$100,488	$224,738	$293,195
Cost of sales	59,229	70,559	163,826	206,829
Gross profit	23,405	29,929	60,912	86,366
	28.3%	29.8%	27.1%	29.5%

Operating expenses:
Sales and marketing	9,212	11,670	28,816	36,539
Provision for doubtful accounts	426	12	1,302	484
General and administrative	7,163	8,701	21,865	26,176
Amortization	328	336	995	795
Other operating expenses	145	68	347	537
Facility rationalization and impairment charges	976	8,555	976	9,617
Total operating expenses	18,250	29,342	54,301	74,148

Income from operations	5,155	587	6,611	12,218
Interest income	(320)	(602)	(1,302)	(2,343)
Interest expense	2,954	2,980	8,974	9,154
Other income, net	(223)	(405)	(4,468)	(1,024)
Income (loss) before taxes	2,744	(1,386)	3,407	6,431
Income tax provision (benefit)	2,107	(1,126)	2,385	1,671
Net income (loss)	$637	$(260)	$1,022	$4,760

Earnings (loss) per share - basic	$0.07	$(0.03)	$0.12	$0.56
Earnings (loss) per share - diluted	$0.07	$(0.03)	$0.12	$0.55
Weighted average common shares - basic	8,581	8,538	8,549	8,566
Weighted average common shares - diluted	8,583	8,538	8,552	8,653

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	9/30/2009	9/30/2008	12/31/2008
Cash	$50,254	$22,288	$44,380
Receivables, net	59,448	77,340	60,581
Inventories, net	167,997	161,752	166,508
Other current assets	24,439	25,551	25,798
Total current assets	302,138	286,931	297,267

Property, plant and equipment, net	88,932	88,014	88,708
Other assets	65,143	72,410	67,343
Total assets	$456,213	$447,355	$453,318

Short-term debt	$561	$2,983	$3,325
Other current liabilities	46,592	63,424	59,229
Total current liabilities	47,153	66,407	62,554

Long-term debt	192,565	168,385	183,425
Other liabilities	51,014	46,956	50,258
Stockholders’ equity	165,481	165,607	157,081
Total liabilities and stockholders’ equity	$456,213	$447,355	$453,318

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended 9/30/09
	GAAP	Adjustments		Adjusted
Band sales	$37,701	$—		$37,701
Piano sales	44,933	—		44,933
Total sales	82,634	—		82,634

Band gross profit	9,417	—		9,417
Piano gross profit	13,988	—		13,988
Total gross profit	23,405	—		23,405

Band GM %	25.0%			25.0%
Piano GM %	31.1%			31.1%
Total GM %	28.3%			28.3%

Operating expenses	18,250	(976	)(1)	17,274

Income from operations	5,155	976		6,131

Interest expense, net	2,634	—		2,634
Other income, net	(223)	—		(223)

Income before income taxes	2,744	976		3,720

Income tax provision	2,107	468	(4)	2,575

Net income	$637	$508		$1,145

Earnings per share - basic	$0.07			$0.13
Earnings per share - diluted	$0.07			$0.13
Weighted average common shares - basic	8,581			8,581
Weighted average common shares - diluted	8,583			8,583

	Three Months Ended 9/30/08
	GAAP	Adjustments		Adjusted
Band sales	$44,782	$—		$44,782
Piano sales	55,706	—		55,706
Total sales	100,488	—		100,488

Band gross profit	10,377	(62	)(2)	10,315
Piano gross profit	19,552	—		19,552
Total gross profit	29,929	(62)		29,867

Band GM %	23.2%			23.0%
Piano GM %	35.1%			35.1%
Total GM %	29.8%			29.7%

Operating expenses	29,342	(8,555	)(3)	20,787

Income from operations	587	8,493		9,080

Interest expense, net	2,378	—		2,378
Other income, net	(405)	—		(405)

(Loss) income before income taxes	(1,386)	8,493		7,107

Income tax (benefit) provision	(1,126)	3,312	(4)	2,186

Net (loss) income	$(260)	$5,181		$4,921

(Loss) earnings per share - basic	$(0.03)			$0.58
(Loss) earnings per share - diluted	$(0.03)			$0.57
Weighted average common shares - basic	8,538			8,538
Weighted average common shares - diluted	8,538			8,631

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects impairment of trademark.

(2) Reflects reversal of employee severance costs associated with plant closures.

(3) Reflects impairment of goodwill.

(4) Reflects the tax effect of Adjustments.

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Nine Months Ended 9/30/09
	GAAP	Adjustments		Adjusted
Band sales	$100,126	$—		$100,126
Piano sales	124,612	—		124,612
Total sales	224,738	—		224,738

Band gross profit	22,491	—		22,491
Piano gross profit	38,421	—		38,421
Total gross profit	60,912	—		60,912

Band GM %	22.5%			22.5%
Piano GM %	30.8%			30.8%
Total GM %	27.1%			27.1%

Operating expenses	54,301	(976	)(1)	53,325

Income from operations	6,611	976		7,587

Interest expense, net	7,672	—		7,672
Other income, net	(4,468)	3,434	(4)	(1,034)

Income before income taxes	3,407	(2,458)		949

Income tax provision (benefit)	2,385	(1,180	)(5)	1,205

Net income (loss)	$1,022	$(1,278)		$(256)

Earnings (loss) per share - basic	$0.12			$(0.03)
Earnings (loss) per share - diluted	$0.12			$(0.03)
Weighted average common shares - basic	8,549			8,549
Weighted average common shares - diluted	8,552			8,549

	Nine Months Ended 9/30/08
	GAAP	Adjustments		Adjusted
Band sales	$125,300	$—		$125,300
Piano sales	167,895	—		167,895
Total sales	293,195	—		293,195

Band gross profit	27,855	941	(2)	28,796
Piano gross profit	58,511	—		58,511
Total gross profit	86,366	941		87,307

Band GM %	22.2%			23.0%
Piano GM %	34.8%			34.8%
Total GM %	29.5%			29.8%

Operating expenses	74,148	(9,617	)(3)	64,531

Income from operations	12,218	10,558		22,776

Interest expense, net	6,811	—		6,811
Other (income) expense, net	(1,024)	636	(4)	(388)

Income before income taxes	6,431	9,922		16,353

Income tax provision	1,671	3,841	(5)	5,512

Net income	$4,760	$6,081		$10,841

Earnings per share - basic	$0.56			$1.27
Earnings per share - diluted	$0.55			$1.25
Weighted average common shares - basic	8,566			8,566
Weighted average common shares - diluted	8,653			8,653

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects impairment of trademark.

(2) Reflects costs (primarily employee severance) associated with plant closures.

(3) Reflects facility rationalization costs of $1,062 due to the impairment of plants in Wisconsin and France and $8,555 impairment of goodwill.

(4) Reflects a gain on early extinguishment of debt.

(5) Reflects the tax effect of Adjustments.

STEINWAY MUSICAL INSTRUMENTS, INC.

(In Thousands)

(Unaudited)

Reconciliation from Cash Flows from Operating Activities to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008
Cash flows from operating activities	$4,512	$(3,833)	$(1,469)	$(2,402)
Changes in operating assets and liabilities	1,101	12,667	10,058	22,116
Stock based compensation expense	(328)	(300)	(890)	(811)
Income taxes, net of deferreds	1,259	1,445	2,216	5,591
Net interest expense	2,634	2,378	7,672	6,811
Provision for doubtful accounts	(426)	(12)	(1,302)	(484)
Other	85	(46)	181	(381)
Non-recurring, infrequent or unusual cash charges	—	(62)	—	941
Adjusted EBITDA	$8,837	$12,237	$16,466	$31,381

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008
Net income (loss)	$637	$(260)	$1,022	$4,760
Income taxes	2,107	(1,126)	2,385	1,671
Net interest expense	2,634	2,378	7,672	6,811
Depreciation	2,155	2,416	6,850	7,422
Amortization	328	336	995	795
Non-recurring, infrequent or unusual items	976	8,493	(2,458)	9,922
Adjusted EBITDA	$8,837	$12,237	$16,466	$31,381